EXHIBIT 10.1
                                     AGREEMENT

         This Agreement is entered into this 22nd day of August, 1996, by and between Charles C. Chillingworth, P.A. and Westmark Group Holdings, Inc. (WGHI), for valid consideration. The parties mutually covenant and agree as follows:

         WGHI agrees to pay the portion of attorneys' fees incurred by GTB in the amount of $25,000 to Charles C. Chillingworth, P.A. as follows:

        21,000 of S-8 shares to be issued the week of September 9, 1996.



CHARLES C. CHILLINGWORTH, P.A.               WESTMARK GROUP HOLDINGS, INC.



By:_______________________________           By:_______________________________
    Charles C. Chillingworth, President         Norman J. Birmingham, President